Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2022, with respect to the consolidated financial statements of Austin Gold Corp. as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from April 21, 2020 to December 31, 2020 included in the Registration Statement (Form S-1) and related prospectus.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

April 25, 2022